CUSIP No.	45772F107	SCHEDULE 13G	Page	15	of	20
EXHIBIT 1
JOINT FILING AGREEMENT
          Pursuant to Rule 13d-1(k)(1)(iii), we the undersigned agree that the Schedule 13G, to which this Joint Filing Agreement is attached as Exhibit 1, is filed on behalf of each of us.
Date: February 9, 2011

MAYFIELD XI MANAGEMENT, L.L.C.
By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

MAYFIELD XI, A DELAWARE LIMITED PARTNERSHIP
By:	Mayfield XI Management, L.L.C. Its General Partner

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

MAYFIELD XI QUALIFIED, A DELAWARE LIMITED PARTNERSHIP
By:	Mayfield XI Management, L.L.C. Its General Partner

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

MAYFIELD ASSOCIATES FUND VI, A DELAWARE LIMITED PARTNERSHIP
By:	Mayfield XI Management, L.L.C. Its General Partner

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

MAYFIELD PRINCIPALS FUND II, A DELAWARE LLC INCLUDING MULTIPLE SERIES
By:	Mayfield XI Management, L.L.C. Its Managing Director

By:	/s/ James T. Beck
James T. Beck, Authorized Signatory

CUSIP No.	45772F107	SCHEDULE 13G	Page	16	of	20

YOGEN K. DALAL
By:	/s/ James T. Beck
James T. Beck, Attorney In Fact

JANICE M. ROBERTS
By:	/s/ James T. Beck
James T. Beck, Attorney In Fact

ROBERT T. VASAN
By:	/s/ James T. Beck
James T. Beck, Attorney In Fact